UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On March 18, 2024, WaveDancer, Inc. and Firefly Neurosciences, Inc. (“Firefly”) jointly issued a press release announcing their respective stockholder approvals to proceed with the merger between the companies. A copy of the press release is attached hereto as Exhibit 99.1. As stated in the press release and as further explained in the proxy statement/prospectus filed with the Securities and Exchange Commission on February 8, 2024, the closing of the merger is contingent upon Firefly being listed after the merger on the Nasdaq Stock Market. Such listing will require Firefly to raise additional capital to qualify for a Nasdaq listing. The proxy statement/prospectus sets forth the terms of the merger agreement between the parties, the conditions to close and the risk factors that pertain to the merger.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued March 18, 2024, entitled "WaveDancer And Firefly Neuroscience, An AI-Driven Brain Health Company, Each Receive Respective Stockholder Approvals For Merger"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: March 20, 2024	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer

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